Exhibit 99.4

Helios and Matheson Analytics and Zone Technologies,

Maker of RedZone Map, Close Merger

Established Big Data Analytics Provider and Breakout Mapping Company

Leverage Advanced Analytics to Disrupt Crime-Reporting Industry

November 9, 2016, Miami and New York – Helios and Matheson Analytics (NASDAQ: HMNY) and Zone Technologies, Inc. (Zone), maker of the RedZone Map crime and navigation map, today announced the closing of their merger, whereby Zone survives the merger as a wholly-owned subsidiary of HMNY. With the merger completed, the companies will now focus on expanding the technology of the app, which is available free on the Apple App Store with its Android release scheduled for the 4th quarter 2016. RedZone Map offers one of the most sophisticated GPS-driven systems available to users today, with enhanced personal safety being the primary mission behind Zone’s proprietary technology that incorporates social listening, artificial intelligence and big data.

Unlike Google Maps and Waze, RedZone Map is the first app that goes beyond navigation to address personal safety, combining GPS-driven direction with real-time crime data and social listening. Recently coming out of beta testing, the app broke through the top 5 in the Apple App Store’s U.S. navigation category, right behind Google Maps and Waze. Being the only app offering a safe route vs. risky route, RedZone Map gives its users a choice.

Covering more than 1,250 cities in the U.S., the mapping format helps consumers to be more aware of their surroundings, posting over half a million crimes committed just during the last 60 days, including crime data from the last 24 hours. It pinpoints the location of these crimes – shootings, assaults and thefts, benefiting users whether they are navigating in their own neighborhoods or traveling, and the plan is to deploy this proprietary technology globally in short order.

“The benefits that RedZone Map provides indeed work towards the greater good,” said Ted Farnsworth, Chairman of HMNY following the merger. “RedZone is about community involvement and working together to enhance personal safety. Zone’s vision has always been to develop the ability to do this on a global scale. The merger with HMNY has enabled us to develop and expand RedZone Map faster than I ever thought possible.”

“HMNY is an established provider of big data and predictive analytics solutions for Fortune 500 companies. Adding HMNY’s technological depth to a safety focused navigation map and real time crime reporting app, I believe, makes RedZone Map the market leader,” said Pat Krishnan, CEO of HMNY. “The matching of our depth and ambition with RedZone Map has cemented the relationship between the two companies,” continued Mr. Krishnan.

About Helios and Matheson

Helios and Matheson Analytics Inc. (HMNY) provides information technology consulting, training services, software products and an enhanced suite of services of predictive analytics. With its client roster including Fortune 500 corporations, HMNY focuses mainly on the BFSI and Technology verticals. HMNY’s solutions cover the entire spectrum of IT needs, including applications, data, and infrastructure. HMNY is headquartered in New York, NY and listed on the NASDAQ Capital Market under the symbol HMNY. For more information visit us www.hmny.com.

About RedZone

RedZone (Zone Technologies, Inc.) is a state-of-the-art mapping and spatial analysis company with operations in the U.S. and Israel. Its eye-opening safety map app enhances mobile GPS navigation by providing advanced proprietary technology to guide travelers to their destinations while avoiding risky areas deemed “red zones,” due to high groupings of crime data, with safer routes generally 15% longer. More than that, the app incorporates a social media component allowing for real-time “It’s happening now” crime reporting coupled with real time data from over 1,400 local, state, national and global sources. Currently available to iOS users with an Android version launching shortly, RedZone Map is available free in the Apple App Store. More information is available on the RedZone Map website.

Cautionary Statement on Forward-looking Information

Certain statements in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements, including statements regarding the benefits of both the merger and the RedZone Map app.

Such forward-looking statements are based on a number of assumptions. Although HMNY’s management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Risk factors and other material information concerning HMNY are described in its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015, and other filings, including current and periodic reports, filed with the U.S. Securities and Exchange Commission. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

MEDIA CONTACT:

SHIFT Communications

Alan Marcus

Phone: 646-756-3701

Email: amarcus@shiftcomm.com